AMENDED CHANGE OF CONTROL
                            -------------------------
                              EMPLOYMENT AGREEMENT
                              --------------------


This Amended Change of Control Employment Agreement (the "Amended Agreement") by and between Energizer Holdings, Inc. (the "Company"), a Missouri corporation, and ___________________ ("Executive"),

                                   WITNESSETH:

WHEREAS, the Company, on behalf of itself, its subsidiaries and its stockholders, and any successor or surviving entity, wishes to encourage Executive's continued service and dedication in the performance of his duties, notwithstanding the possibility, threat or occurrence of a Change of Control of the Company; and

WHEREAS, the Board of Directors of the Company (the "Board") believes that the prospect of a pending or threatened Change of Control inevitably creates distractions and personal risks and uncertainties for its executives, and that it is in the best interests of Company and its stockholders to minimize such distractions to certain executives, and the Board further believes that it is in the best interests of the Company to encourage its executives' full attention and dedication to their duties, both currently and in the event of any threatened or pending Change of Control; and

WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued retention of certain members of the Company's management, including Executive, and the attention and dedication of management to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change of Control.

NOW, THEREFORE, in order to induce Executive to remain in the employ of the Company and in consideration of his continued service to the Company, the Company agrees that Executive shall receive the benefits set forth in this Amended Agreement in the event that Executive's employment with the Company is terminated subsequent to a Change of Control in the circumstances described herein, and the parties further agree as follows:

I.     Definitions.
       -----------

     The meaning of each defined term that is used in this Amended Agreement is set forth below.

     (a)     AAA.  The  American  Arbitration  Association.
             ---

     (b) Accounting Firm. The meaning of this term is set forth in Subsection IV(e)(ii).

     (c)     Additional  Pay.  The  meaning  of  this  term  is  set  forth  in
             ---------------
Subsection  IV(b).

     (d)     Agreement  Payments.  The  meaning  of  this  term  is set forth in
             -------------------
Subsection  IV(e).

(e)     Beneficiaries.  The  meaning  of  this  term  is set forth in Subsection
        -------------
VI(b).

     (f)     Board.  The meaning of this term is set forth in the second WHEREAS
             -----
clause  of  this  Amended  Agreement.

     (g)     Business  Combination.  The  meaning  of  this term is set forth in
             ---------------------
Subsection  I(i)(iii).

     (h)     Cause.  For  purposes of this Amended Agreement, "Cause" shall mean
             -----
Executive's willful breach or failure to perform his/her employment duties. For purposes of this Subsection I(h), no act, or failure to act, on the part of Executive shall be deemed "willful" unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that such action or omission was in the best interest of the Company. Notwithstanding the foregoing, Executive's employment shall not be deemed to have been terminated for Cause unless and until the Company delivers to Executive a certificate of a resolution duly adopted by the affirmative vote of not less than seventy-five percent (75%) of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to Executive and an opportunity for Executive, together with Executive's counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive has engaged in such willful conduct and specifying the details of such willful conduct.

     (i)     Change  of  Control.  For  purposes  of  this  Amended Agreement, a
             -------------------
"Change of Control" shall be deemed to have occurred if there is a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change of Control shall be deemed to have occurred if:

          (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) as currently in effect, of the Exchange Act) is or becomes a "beneficial owner" (as determined for purposes of Regulation 13D-G, as currently in effect, of the Exchange Act), directly or indirectly, of securities representing twenty percent (20%) or more of the total voting power of all of the Company's then outstanding voting securities. For purposes of this Amended Agreement, the term "person" shall not include: (A) the Company or any of its Subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, or (C) an underwriter temporarily holding securities pursuant to an offering of said securities;

          (ii) during any period of two (2) consecutive calendar years, individuals who at the beginning of such period constitute the Board and any new director(s) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board;

          (iii) the stockholders of the Company approve a merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless following such Business Combination: (i) all or substantially all of the individuals and entities who were the "beneficial owners" (as determined for purposes of Regulation 13D-G, as currently in effect, of the Exchange Act) of the outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, securities representing more than fifty percent (50%) of the total voting power of the then outstanding voting securities of the corporation resulting from such Business Combination or the parent of such corporation (the "Resulting Corporation"); (ii) no "person" (as such term is used in Section 13(d) and 14(d)(2), as currently in effect, of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or the Resulting Corporation, is the "beneficial owner" (as determined for purposes of Regulation 13D-G, as currently in effect, of the Exchange Act), directly or indirectly, of voting securities representing twenty percent (20%) or more of the total voting power of then outstanding voting securities of the Resulting Corporation; and (iii) at least a majority of the members of the board of directors of the Resulting Corporation were members of the Board at the time of the execution of the initial agreement, or at the time of the action of the Board, providing for such Business Combination;

          (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

          (v) any other event that a simple majority of the Board, in its sole discretion, shall determine constitutes a Change of Control.

     (j)     Code.  For  purposes  of  this Amended Agreement, "Code" shall mean
             ----
the  Internal  Revenue  Code  of  1986,  as  amended.

     (k)     Company.  The  meaning  of  this  term  is  set  forth in the first
             -------
paragraph  of  this  Amended  Agreement  and  in  Subsection  VI(a).

     (l)     Controlled  Group.  For  purposes  of  this  Amended  Agreement,
             -----------------
"Controlled Group" shall mean the Company and all of the Company's Subsidiaries.

     (m)     Disability.  For  purposes  of this Amended Agreement, "Disability"
             ----------
shall mean an illness, injury or similar incapacity which 52 weeks after its commencement, continues to render Executive unable to perform the material and substantial duties of Executive's position or any substantially similar occupation or substantially similar employment for which Executive is qualified or may reasonably become qualified by training, education or experience. Any question as to the existence of a Disability upon which Executive and the Company cannot agree shall be determined by a qualified independent physician selected by Executive (or, if Executive is unable to make such selection, by any adult member of Executive's immediate family or Executive's legal representative), and approved by the Company, such approval not to be unreasonably withheld. The determination of such physician made in writing to both the Company and Executive shall be final and conclusive for all purposes of this Amended Agreement.

     (n)     Employer.  For purposes of this Amended Agreement, "Employer" shall
             --------
mean the Company or the Subsidiary, as the case may be, with which Executive has an employment relationship.

     (o)     Exchange  Act.  This  term  shall  have  the  meaning  set forth in
             -------------
Subsection  I(i).

     (p)     Executive.  This term shall have the meaning set forth in the first
             ---------
paragraph  of  this  Amended  Agreement.

     (q)     Excise  Tax.  This  term  shall  have  the  meaning  set  forth  in
             -----------
Subsection  IV(e)(i).

     (r)     Good Reason.  For purposes of this Amended Agreement, "Good Reason"
             -----------
shall mean the occurrence, without Executive's prior express written consent, of any of the following circumstances:

          (i) The assignment to Executive of any duties inconsistent with Executive's status or responsibilities as in effect immediately prior to a Change of Control, including imposition of travel obligations which differ materially from required business travel immediately prior to the Change of Control;

          (ii) Any diminution in the status or responsibilities of Executive's position from that which existed immediately prior to the Change of Control, whether by reason of the Company ceasing to be a public company under the Exchange Act, becoming a subsidiary of a successor public company, or otherwise;

          (iii) (A) A reduction in Executive's annual base salary as in effect immediately before the Change of Control; or (B) the failure to pay a bonus award to which Executive is entitled under any short-term incentive plan(s) or program(s), any long-term incentive plan(s) or program(s), or any other incentive compensation plan(s) or program(s) of Company in which Executive participated immediately prior to the time of the Change of Control;

          (iv) A change in the principal place of Executive's employment, as in effect immediately prior to the Change of Control to a location more than fifty (50) miles distant from the location of such principal place at such time;

          (v) The failure by the Company to offer Executive participation in incentive compensation or stock or stock option plans on at least a substantially equivalent basis, both in terms of the nature and amount of benefits provided and the level of Executive's participation, as is then being provided by the Company to similarly situated peer executives of the Company;

          (vi) (A) Except as required by law, the failure by the Company to offer Executive benefits on at least a substantially equivalent basis, in the aggregate, to those then being provided by the Company to similarly situated peer executives of the Company under the qualified and non-qualified employee benefit and welfare plans of the Company, including, without limitation, any pension, deferred compensation, life insurance, medical, dental, health and accident, disability, retirement or savings plan(s) or program(s) offered by the Company; (B) the taking of any action by the Company that would, directly or indirectly, materially reduce or deprive Executive of any other perquisite or benefit then being offered by the Company to similarly situated peer executives of the Company (including, without limitation, Company-paid and/or reimbursed club memberships, financial counseling fees and the like); or (C) the failure by the Company to treat Executive under the Company's vacation policy, past practice or special agreement in the same manner and to the same extent as then being provided by the Company to similarly situated peer executives of the Company;

          (vii) The failure of the Company to obtain a satisfactory written agreement from any successor prior to consummation of the Change of Control to assume and agree to perform this Amended Agreement, as contemplated in Subsection VI(a); or

          (viii) Any purported termination by the Company of Executive's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection III(d) or, if applicable, Subsection I(h). For purposes of this Amended Agreement, no such purported termination shall be effective except as constituting Good Reason.

Executive's continued employment with the Company or any Subsidiary shall not constitute a consent to, or a waiver of rights with respect to, any circumstances constituting Good Reason hereunder. Any good faith determination of "Good Reason" made by the Executive shall be conclusive for purposes of this Amended Agreement.

     (s)     Gross-Up  Payment.  The  meaning  of  this  term  is  set  forth in
             -----------------
Subsection  IV(e)(i).

     (t)     Notice  of  Termination.  The  meaning of this term is set forth in
             -----------------------
Subsection  III(d).

     (u)     Other  Payments.  The  meaning  of  this  term  is  set  forth  in
             ---------------
Subsection  IV(e)(i).

(v)     Payments.  The meaning of this term is set forth in Subsection IV(e)(i).
        --------

(w)     Resulting  Corporation.  The  meaning  of  this  term  is  set  forth in
        ----------------------
Subsection  I(i)(iii).

     (x)     Retirement.  For  purposes  of this Amended Agreement, "Retirement"
             ----------
shall mean Executive's voluntary termination of employment with the Company, other than for Good Reason, and in accordance with the Company's retirement policy generally applicable to its employees or in accordance with any prior or contemporaneous retirement agreement or arrangement between Executive and the Company.

     (y)     Severance  Bonus  Amount.  For  purposes of this Amended Agreement,
             ------------------------
"Severance Bonus Amount" means an amount determined by averaging the percentages of Executive's base salary which were actually awarded to Executive as incentive bonuses under short-term incentive plans for the five most recently completed fiscal years prior to the fiscal year in which the Change of Control occurs, and multiplying such average percentage by the greater of (i) Executive's annual base salary in effect immediately prior to the Termination Date, or (ii)
Executive's annual base salary in effect as of the date of the Change of Control.

     (z)     Subsidiary.  For  purposes  of this Amended Agreement, "Subsidiary"
             ----------
shall mean any corporation of which fifty percent (50%) or more of the voting stock is owned, directly or indirectly, by the Company.

     (aa)     Target  Bonus.  For  purposes  of  this Amended Agreement, "Target
              -------------
Bonus" means the actual bonus awarded to Executive under any short-term incentive plan(s) of the Company for the fiscal year immediately preceding the fiscal year in which the Change of Control occurs.

     (bb)     Terminate(d)  or  Termination.  The  meaning  of  this term is set
              -----------------------------
forth  in  Subsection  III(c).

     (cc)     Termination  Date.  For  purposes  of  this  Amended  Agreement,
              -----------------
"Termination  Date"  shall  mean:

          (i)     If Executive's employment is terminated for Disability, thirty
(30) calendar days after Notice of Termination is given (provided that Executive shall not have returned to the full-time performance of his/her duties during such thirty-day period); and

          (ii) If Executive's employment is terminated for Cause or Good Reason or for any reason other than death or Disability, the date specified in the Notice of Termination (which in the case of a termination for Cause shall not be less than thirty (30) calendar days and in the case of a termination for Good Reason shall not be less than thirty (30) calendar days nor more than sixty
(60) calendar days, respectively, from the date such Notice of Termination is given).

II.     Term  of  Agreement.
        -------------------

     (a)     General.  Upon execution by Executive, this Amended Agreement shall
             -------
commence effective as of February 1, 2001. This Amended Agreement shall continue in effect through April 1, 2002; provided, however, that commencing on April 1, 2002, and every second April 1 thereafter, the term of this Amended
Agreement shall automatically be extended for two (2) additional years unless, not later than ninety (90) calendar days prior to the date on which this Amended Agreement otherwise automatically would be extended, the Company shall have given notice to Executive that it does not wish to extend this Amended Agreement; provided further, however, that if a Change of Control shall have occurred during the original or any extended term of this Amended Agreement, this Amended Agreement shall continue in effect for a period of twenty-four (24) months beyond the month in which the Change of Control occurred. The term of this Amended Agreement automatically shall be extended for two (2) additional years from the date of any public announcement of an event that would constitute a Change of Control as defined in this Amended Agreement; provided, however, that if any such announced event is not consummated within that two (2) year period, the original extended term thereafter shall apply.

     (b)     Disposition  of  Employer.  In the event Executive is employed by a
             -------------------------
Subsidiary, the terms of this Amended Agreement shall expire if such Subsidiary is sold or otherwise disposed of prior to the date on which a Change of Control occurs, unless Executive continues in employment with the Controlled Group after such sale or other disposition. If Executive's Employer is sold or disposed of on or after the date on which a Change of Control occurs, this Amended Agreement shall continue through its original term or any extended term then in effect.

     (c)     Deemed  Change of Control.  If Executive's employment with Employer
             -------------------------
is terminated prior to the date on which a Change of Control occurs, and such termination was at the request of a third party who has taken steps to effect a Change of Control, or otherwise was in connection with the Change of Control, then for all purposes of this Amended Agreement, a Change of Control shall be deemed to have occurred prior to such termination.

     (d)     Expiration  of  Agreement.  No  termination  or  expiration of this
             -------------------------
Amended Agreement shall affect any rights, obligations or liabilities of either party that shall have accrued on or prior to the date of such termination or expiration.

III.     Benefits  Following  Change  of  Control.
         ----------------------------------------

     (a)     Accelerated  Vesting  in  All Equity.  If a Change of Control shall
             -------------------------------------
have occurred, Executive shall be entitled to, immediately upon the date of the Change of Control, accelerated vesting of all unvested stock options and restricted stock that have been granted or sold to the Executive by the Company under any restricted terms, such that following said acceleration, all restrictions as to the sale and ownership of this equity, as imposed by the Company, shall have lapsed.

     (b)     Prorated  Payout of Short Term Bonus.  If a Change of Control shall
             ------------------------------------
have occurred, Executive shall be entitled to, immediately upon the date of the Change of Control, payment in full of Executive's prorated bonus for the fiscal year in which the Change of Control occurs. The prorated bonus amount shall be calculated as Executive's Target Bonus for the fiscal year in which the Change of Control occurs divided by 365 and multiplied by the number of calendar days in said year immediately up to the day on which the Change of Control occurs.

     (c)     Entitlement  to  Benefits Upon Termination.  If a Change of Control
             ------------------------------------------
shall have occurred, Executive shall be entitled to, in addition to the benefits described in Subsections III(a) and (b), the benefits provided in Section IV hereof upon the subsequent termination of his/her employment with the Company within two (2) years after the date of the Change of Control unless such termination is (i) a result of Executive's death or Retirement, (ii) for Cause,
(iii) a result of Executive's Disability, or (iv) by Executive other than for Good Reason. For purposes of this Amended Agreement, "Termination" shall mean a termination of Executive's employment that is not as a result of Executive's death, Retirement or Disability and (x) if by the Company, is not for Cause, or
(y)  if  by  Executive,  is  for  Good  Reason.

     (d)     Notice  of  Termination.  Any  purported termination of Executive's
             -----------------------
employment by either the Company or Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section VIII. For purposes of this Amended Agreement, a "Notice of Termination" shall mean a written notice that indicates the specific provision(s) of this Amended Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision(s) so indicated. If Executive's employment shall be terminated by the Company for Cause or by Executive for other than Good Reason, the Company shall pay Executive his/her full base salary through the Termination Date at the salary level in effect at the time Notice of Termination is given and shall pay any amounts to be paid to Executive pursuant to any other compensation or stock or stock option plan(s), program(s) or employment agreement(s) then in effect, and the Company shall have no further obligations to Executive under this Amended Agreement.

If within thirty (30) calendar days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the grounds for termination, then, notwithstanding the meaning of "Termination Date" set forth in Subsection I(aa), the Termination Date shall be the date on which the dispute is finally resolved, whether by mutual written agreement of the parties or by a decision rendered pursuant to
Section XI; provided that the Termination Date shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.
Notwithstanding the pendency of any such dispute, the Company will continue to pay Executive his/her full compensation including, without limitation, base salary, bonus, incentive pay and equity grants, in effect when the notice of the dispute was given, and continue Executive's participation in all benefits plans or other perquisites in which Executive was participating, or which Executive was enjoying, when the Notice of Termination giving rise to the dispute was given, until the dispute is finally resolved. Amounts paid under this Subsection III(d) are in addition to and not in lieu of all other amounts due to Executive under this Amended Agreement and shall not be offset against or reduce any other amounts due to Executive under this Amended Agreement.

IV.     Compensation  Upon  a  Termination.
        ----------------------------------

Following a Change of Control, upon Executive's Termination, Executive shall be entitled to the following benefits, provided that such Termination occurs during the two (2) year period immediately following the date of the Change of Control:

     (a)     Standard  Benefits.  The  Company  shall pay Executive his/her full
             ------------------
base salary through the Termination Date at the rate in effect at the time the Notice of Termination is given, no later than the second business day following the Termination Date, plus all other amounts to which Executive is entitled under any compensation plan(s) or program(s) of the Company applicable to Executive at the time such payments are due. Without limitation, amounts payable pursuant to this Subsection IV(a) shall include, pursuant to the express terms of any short-term incentive plan(s) in which Executive participates or otherwise, Executive's annual bonus under such short-term incentive plan, pro-rated to the Termination Date. If the Termination Date shall fall within the same short-term incentive period, as set forth by the express terms of any of the short-term incentive plan(s) in which Executive participates or otherwise, as of the Change of Control Date, and Executive has previously received the prorated bonus amount as described in Subsection III(b), then Executive shall be paid the difference between the prorated bonus amount as described here in Subsection IV(a) and the prorated bonus amount described in Subsection III(b).

     (b)     Additional  Benefits.  The  Company  shall  pay  to  Executive  as
             --------------------
additional pay ("Additional Pay"), the product of two (2) multiplied by the sum of (x) the greater of (i) Executive's annual base salary in effect immediately prior to the Termination Date, or (ii) Executive's annual base salary in effect as of the date of the Change of Control, and (y) Executive's Severance Bonus Amount. The Company shall pay the Additional Pay to Executive in a lump sum, in cash, not later than the fifteenth calendar day following the Termination Date. The Company shall maintain for Executive all such perquisites and fringe benefits enjoyed by Executive immediately prior to the Termination Date as are approved in writing by the Company's Chief Executive Officer for such period as is specified in such writing.

     (c)     Retirement  Plan  Benefits.  If not already vested, Executive shall
             --------------------------
be deemed fully vested as of the Termination Date in any Company retirement plan(s) or other written agreement(s) between Executive and the Company relating to pay or other benefits upon retirement in which Executive was a participant, party or beneficiary immediately prior to the Change of Control, and any additional plan(s) or agreement(s) in which such Executive became a participant, party or beneficiary thereafter. In addition to the foregoing, for purposes of determining the amounts to be paid to Executive under such plan(s) or agreement(s), the years of service with the Company and the age of Executive under all such plans and agreements shall be deemed increased by twenty-four months (24). For purposes of this Subsection IV(c), the term "plan(s)" includes, without limitation, the Company's qualified pension plan, non-qualified pension plans, and any companion, successor or amended plan(s), and the term "agreement(s)" encompasses, without limitation, the terms of any offer letter(s) leading to Executive's employment with the Company where Executive was a signatory thereto, any written amendment(s) to the foregoing and any subsequent agreements on such matters. In the event the terms of the plans referenced in this Subsection IV(c) do not for any reason coincide with the provisions of this Subsection IV(c) (e.g., if plan amendments would cause disqualification of qualified plans), Executive shall be entitled to receive from the Company, under the terms of this Amended Agreement, an amount equal to all amounts Executive would have received, at the time Executive would have received such amounts, had all such plans continued in existence as in effect on the date of this Amended Agreement after being amended to coincide with the terms of this Subsection IV(c).

     (d)     Health  and  Other  Benefits.  Following  the Termination Date, the
             ----------------------------
Company shall continue to provide, for a period of twenty-four (24) months, substantially the same level of health, vision and dental benefits to Executive and Executive's eligible dependents that the Company would provide to Executive and Executive's eligible dependents if Executive were first eligible for retiree health, vision and dental benefits immediately prior to the Change of Control. The eligibility of Executive's dependents shall be determined by the terms of any retiree health, vision and dental benefit plan(s) or program(s) in effect immediately prior to the Change of Control.

     (e)     Gross-Up  Payments.
             -------------------

     (i) In the event any payment(s) or the value of any benefit(s) received or to be received by Executive in connection with Executive's Termination or contingent upon a Change of Control (whether received or to be received pursuant to the terms of this Amended Agreement (the "Agreement Payments") or of any other plan, arrangement or agreement of the Company, its successors, any person whose actions result in a Change of Control, or any person affiliated with any of them (or which, as a result of the completion of the transaction(s) causing a Change of Control, will become affiliated with any of them) ("Other Payments" and, together with the Agreement Payments, the "Payments")), are determined, under the provisions of Subsection IV(e)(ii), to be subject to an excise tax imposed by Section 4999 of the Code (any such excise tax, together with any interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), as determined in this Subsection IV(e), the Company shall pay to Executive an additional amount such that the net amount retained by Executive, after any federal, state, and local income and employment tax and Excise Tax payable by Executive upon the Payment(s) provided for by this Subsection IV(e)(i), and any interest, penalties or additions to tax payable by Executive with respect thereto shall be equal to the Excise Tax imposed on the Payments (the "Gross-Up Payment(s)"). The intent of the parties is that the Company shall be responsible in full for, and shall pay, any and all Excise Tax on any Payments and Gross-Up Payment(s) and any income and all excise and employment taxes (including, without limitation, penalties and interest) imposed on any Gross-Up Payment(s) as well as any loss of deduction caused by or related to the Gross-Up Payment(s).

     (ii) All determinations required to be made under this Subsection IV(e), including, without limitation, whether and when a Gross-Up Payment is required, and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determinations, unless otherwise set forth in this Amended Agreement, shall be made by a nationally recognized certified public accounting firm selected by the Company and reasonably acceptable to Executive (the "Accounting Firm"). For purposes of determining the amount of any Gross-Up Payment, Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made, and state and local income taxes at the highest marginal rate of taxation in the state and locality of Executive's residence on the Termination Date, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. The Company shall cause the Accounting Firm to provide detailed supporting calculations to the Company and Executive within fifteen (15) business days after notice is given by Executive to the Company that any or all of the Payments have occurred, or such earlier time as is requested by the Company. Within two (2) business days after such notice is given to the Company, the Company shall instruct the Accounting Firm to timely provide the data required by this Subsection IV(e)(ii) to Executive. All fees and expenses of the Accounting Firm shall be paid in full by the Company. Any Gross-Up Payment as determined pursuant to this Subsection IV(e)(ii) shall be paid by the Company to the Executive within five
(5) business days after receipt of the Accounting Firm's determination, net of applicable withholding taxes. If the Accounting Firm determines that there is substantial authority (within the meaning of Section 6662 of the Code) that no Excise Tax is payable by Executive, the Accounting Firm shall furnish Executive with a written opinion that failure to disclose or report the Excise Tax on Executive's federal income tax return will not constitute a substantial understatement of tax or be reasonably likely to result in the imposition of a negligence or any other penalty. Any determination by the Accounting Firm shall be binding upon the Company and Executive in the absence of material mathematical or legal error. As a result of the uncertainty in the application of Section 4999 of the Code at the time the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments will not have been made by the Company that should have been made or that Gross-Up Payments will have been made that should not have been made, in each case, consistent with the calculations required to be made hereunder. In the event the Company exhausts its remedies pursuant to Subsection IV(e)(iii) below and Executive is thereafter required to make a payment of any Excise Tax or any interest, penalties or addition to tax related thereto, the Accounting Firm shall determine the amount of underpayment of Excise Taxes that has occurred and any such underpayment and interest, penalties or addition to tax shall be promptly paid by the Company to Executive along with such additional amounts described in Section (IV)(e)(i). In the event the Accounting Firm determines that an overpayment of Gross-Up Payment(s) has occurred, any such overpayment shall be treated for all purposes as a loan to Executive with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code, due and payable within ninety (90) days after written demand to Executive by the Company; provided, however, that Executive shall have no duty or obligation whatsoever to repay such loan if Executive's receipt of the overpayment, or any portion thereof, is included in Executive's income and Executive's repayment of the same is not deductible by Executive for federal and state income tax purposes.

     (iii) Executive shall notify the Company in writing of any claim of which Executive is aware by the Internal Revenue Service or state or local taxing authority, that, if successful, would result in any Excise Tax or an underpayment of any Gross-Up Payment(s). Such notice shall be given as soon as practicable but no later than fifteen (15) business days after Executive is informed in writing of the claim by the taxing authority and Executive shall provide written notice of the Company of the nature of the claim, the administrative or judicial appeal period, and the date on which any payment of the claim must be paid. Executive shall not pay any portion of the claim prior to the expiration of the thirty (30) day period following the date on which Executive gives such notice to the Company (or such shorter period ending on the date that any amount under the claim is due). If the Company notifies Executive in writing prior to the expiration of such thirty (30) day period that it desires to contest the claim, Executive shall:

(A) give the Company any information reasonably requested by the Company relating to the claim;
(B) take such action in connection with contesting the claim as the Company shall reasonably request in writing from time to time, including without limitation, accepting legal representation concerning the claim by an attorney selected by the Company who is reasonably acceptable to Executive; and
(C) cooperate with the Company in good faith in order to effectively contest the claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including, without limitation, additional interest and penalties and attorneys' fees) incurred in such contests and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including, without limitation, interest and penalties thereon) imposed as a result of such representation. Without limitation upon the foregoing provisions of this Subsection IV(e)(iii), except as provided below, the Company shall control all proceedings concerning such contest and, in its sole opinion, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority pertaining to the claim. At the written request of the Company and upon payment to Executive of an amount at least equal to any amount necessary to obtain the jurisdiction of the appropriate taxing authority and sue for a refund, Executive agrees to prosecute in cooperation with the Company any contest of a claim to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company requests Executive to pay the claim and sue for a refund, the Company shall advance the amount of such payment to Executive, on an interest-free basis, and shall indemnify and hold Executive harmless on an after-tax basis, from any Excise Tax or income tax (including, without limitation, interest and penalties thereon) imposed on such advance or for any imputed income on such advance. Any extension of the statute of limitations relating to assessment of any Excise Tax for the taxable year of Executive which is the subject of the claim is to be limited solely to the claim. Furthermore, the Company's control of the contest shall be limited to issues for which a Gross-Up Payment would be payable hereunder. Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

     (iv) If after the receipt by Executive of an amount advanced by the Company pursuant to Subsection IV(e)(iii) above, Executive receives any refund of a claim or any additional amount that was necessary to obtain jurisdiction, Executive shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Company pursuant to Subsection IV(e)(iii) above, a determination is made that Executive shall not be entitled to any refund of the claim, and the Company does not notify Executive in writing of its intent to contest such denial of refund of a claim prior to the expiration of thirty (30) calendar days after such determination, then the portion of such advance attributable to a claim shall be forgiven by the Company and shall not be required to be repaid by Executive. The amount of such advance attributable to a claim shall offset, to the extent thereof, the amount of the underpayment required to be paid by the Company to Executive.

     (f)     Legal  Fees  and  Expenses.  The Company shall pay to Executive all
             --------------------------
legal fees and expenses as and when incurred by Executive in connection with this Amended Agreement, including all such fees and expenses, if any, incurred in contesting or disputing any Termination or in seeking to obtain or enforce any right or benefit provided by this Amended Agreement, regardless of the outcome, unless, in the case of a legal action brought by or in the name of Executive, a decision is rendered pursuant to Section XI, or in any other proper legal proceeding, that such action was not brought by Executive in good faith.

     (g)     No  Mitigation.  Executive  shall  not  be required to mitigate the
             --------------
amount of any payment provided for in this Section IV by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section IV be reduced by any compensation earned by Executive as the result of employment by another employer or by retirement or other benefits received from whatever source after the Termination Date or otherwise, except as specifically provided in this Section IV. The Company's obligation to make payments to Executive provided for in this Amended Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company or Employer may have against Executive or other parties.

V.     Death  and  Disability  Benefits.
       --------------------------------

In the event of the death or Disability of Executive after a Change of Control, Executive, or in the case of death, Executive's Beneficiaries (as defined below in Subsection VI(b)), shall receive the benefits to which Executive or his/her Beneficiaries are entitled under this Amended Agreement and any and all retirement plans, pension plans, disability policies and other applicable plans, programs, policies, agreements or arrangements of the Company.

VI.     Successors;  Binding  Agreement.
        -------------------------------

     (a)     Obligations  of Successors.  The Company will require any successor
             --------------------------
(whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Amended Agreement in the same manner and to the same extent that the Company is required to perform it. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Amended Agreement and shall entitle Executive to compensation from the Company in the same amount and on the same terms as Executive would be entitled hereunder if Executive had terminated employment for Good Reason following a Change of Control, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Termination Date. As used in this Amended Agreement, the term "Company" shall mean Company, including any surviving entity or successor to all or substantially all of its business and/or assets and the parent of any such surviving entity or successor.

     (b)     Enforceable  by  Beneficiaries.  This Amended Agreement shall inure
             ------------------------------
to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees (the "Beneficiaries"). In the event of the death of Executive while any amount would still be payable hereunder if such death had not occurred, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Amended Agreement to Executive's Beneficiaries.

     (c)     Employment.  Except  in  the  event  of  a  Change  of Control and,
             ----------
thereafter, only as specifically set forth in this Amended Agreement, nothing in this Amended Agreement shall be construed to (i) limit in any way the right of the Company or a Subsidiary to terminate Executive's employment at any time for any reason or for no reason; or (ii) be evidence of any agreement or understanding, expressed or implied, that the Company or a Subsidiary will employ Executive in any particular position, on any particular terms or at any particular rate of remuneration.

VII.     Confidential  Information.
         -------------------------

Executive shall hold in fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company, the Subsidiaries and their respective businesses, which shall have been obtained during Executive's employment with the Employer and which shall not be public knowledge (other than by acts by Executive or his/her representatives in violation of this Amended Agreement). After termination of Executive's employment with the Company or any Employer within the Controlled Group, Executive shall not, without prior written consent of the Company or the Employer, communicate or divulge any such information, knowledge or data to anyone other than the Company, the Employer or those designated by them. In no event shall an asserted violation of this Section VII constitute a basis for deferring or withholding any amounts otherwise payable to Executive under this Amended Agreement.

VIII.     Notice.
          ------

All notices and communications including, without limitation, any Notice of Termination hereunder, shall be in writing and shall be given by hand delivery to the other party, by registered or certified mail, return receipt requested, postage prepaid, or by overnight delivery service, addressed as follows:

If  to  Executive:

     Name
Title
Company
Address
     Address


If  to  the  Company:

     Energizer  Holdings,  Inc.
533  Maryville  University  Drive
St.  Louis,  MO  63141
     Attn:  General  Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be deemed given and effective when actually received by the addressee.

IX.     Miscellaneous.
        -------------

No provision of this Amended Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and the Company's Chief Executive Officer or other authorized officer designated by the Board or an appropriate committee of the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any conditions or provision of this Amended Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Amended Agreement. The validity, interpretation, construction and performance of this Amended Agreement shall be governed by the laws of the State of Missouri. All references to sections of the Code or the Exchange Act shall be deemed also to refer to any successor provisions of such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of the Company under Sections IV and V shall survive the expiration of the term of this Amended Agreement.

X.     Validity.
       --------

The invalidity or unenforceability of any provision of this Amended Agreement shall not affect the validity or enforceability of any other provision of this Amended Agreement, which shall remain in full force and effect.

XI.     Arbitration.
        -----------

Executive may agree in writing with the Company (in which case this Article XI shall have effect but not otherwise) that any dispute that may arise directly or indirectly in connection with this Amended Agreement, Executive's employment or the termination of Executive's employment, whether arising in contract, statute, tort, fraud, misrepresentation, discrimination or other legal theory, shall be resolved by arbitration in City, State under the applicable rules and procedures of the AAA. The only legal claims between Executive and the Company or any Subsidiary that would not be included in this agreement to arbitration are claims by Executive for workers' compensation or unemployment compensation benefits, claims for benefits under a Company or Subsidiary benefit plan if the plan does not provide for arbitration of such disputes, and claims by Executive that seek judicial relief in the form of specific performance of the right to be paid until the Termination Date during the pendency of any applicable dispute or controversy. If this Article XI is in effect, any claim with respect to this Amended Agreement, Executive's employment or the termination of Executive's employment must be established by a preponderance of the evidence submitted to an impartial arbitrator. A single arbitrator engaged in the practice of law shall conduct any arbitration under the applicable rules and procedures of the AAA. The arbitrator shall have the authority to order a pre-hearing exchange of information by the parties including, without limitation, production of requested documents, and examination by deposition of parties and their authorized agents. If this Article XI is in effect, the decision of the arbitrator: (i) shall be final and binding, (ii) shall be rendered within ninety (90) days after the impanelment of the arbitrator, and (iii) shall be kept confidential by the parties to such arbitration. The arbitration award may be enforced in any court of competent jurisdiction. The Federal Arbitration Act, 9 U.S.C. 1 et seq., not state law, shall govern the arbitrability of all claims.

XII.     Entire  Agreement.
----     -----------------

This Amended Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes and replaces, in its entirety, the letter agreement between Executive and Energizer Corporation effective as of April 1, 2000 related to the same subject matter as this Amended Agreement. Upon the execution of this Amended Agreement by the Executive and the Company, said letter agreement shall be considered null and void and of no further effect.

IN WITNESS WHEREOF, the Company and Executive have executed this Amended Agreement effective as of the 1st day of February, 2001.





Energizer  Holdings,  Inc.                      Attest:



By:___________________________________          By:_____________________
     J.  Patrick  Mulcahy                              Timothy  L.  Grosch
     Chief  Executive  Officer                         Secretary



______________________________________              ______________________
Executive                                           Witness

LIST  OF  EXECUTIVES  WHO  RECEIVED  AMENDED
CHANGE  OF  CONTROL  EMPLOYMENT  AGREEMENTS

J.  Patrick  Mulcahy
Patrick  Mannix
Randy  Rose
Joseph  McClanathan
Ward  Klein
Kapila  Gunawardana
Luis  Plana
Joseph  Tisone
Steven  Sanborn
Daniel  Sescleifer
Peter  Conrad
Harry  Strachan
Robert  Zimmermann
William  Fox
Mark  Schafale
Timothy  Grosch